EXHIBIT 32.1

Certificate of Chief Executive Officer as required by 18 U.S.C. Section 1350

In connection with the accompanying report on Form 10-K for the fiscal year ended December 31, 2008 (the "Report"), of Aurora Oil & Gas Corporation ("Aurora") as filed with the Securities and Exchange Commission on March 13, 2009, I, William W. Deneau, Chief Executive Officer (Principal Executive Officer) of Aurora, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

            1.      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

            2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 13, 2009	By:	/s/ William W. Deneau
William W. Deneau
Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Aurora Oil & Gas Corporation and will be retained by Aurora Oil & Gas Corporation and furnished to the Securities and Exchange Commission or its staff upon request